EXHIBIT 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $0.01 per share, of Local Financial Corporation.

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed.)

Name(s) and Address of Registered Holder(s)		Number of Shares
If there is any error in the name or address shown below, please make the		Represented
necessary corrections.	Certificate Number(s)	By Certificate

Total Number of Shares

      Mail or deliver this Election Form and Letter of Transmittal, or a facsimile, together with the certificates representing your shares of Local Financial Corporation common stock, to the Exchange Agent:

[Name of Exchange Agent]

For information call                    :

By Mail or Overnight Delivery:	By Hand:	By Facsimile:

      Method of delivery of the certificates is at the option and risk of the owner thereof. See Instruction 6.

      Election Deadline is 5:00 p.m., New York City time, on                     , 2004. The Exchange Agent must receive your election materials no later than this time.

      If your certificates have been lost, stolen, misplaced or mutilated, contact the Exchange Agent at the number above. See Instruction 4.

      Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 22, 2004 (Merger Agreement), by and among International Bancshares Corporation (IBC), LFC Acquisition Corp. (Acquisition Sub) and Local Financial Corporation (Local), upon the consummation of the merger of Acquisition Sub and Local, each share of Local common stock (other than dissenting shares) will be converted into the right to receive either:

•	a number of shares of IBC common stock equal to $22.00 (subject to upward adjustment as provided in the Merger Agreement) divided by the IBC common stock value (determined as provided in the Merger Agreement); or

•	$22.00 (subject to upward adjustment as provided in the Merger Agreement) in cash.

Local stockholders are being given the opportunity to elect the form of consideration to be received by them in the merger. For a full discussion of the merger and effect of this election, see the proxy statement-prospectus dated April 13, 2004 of Local and IBC.

      This election governs that consideration that you, as a stockholder of Local Financial Corporation, will receive if the merger is approved and consummated.

      Complete the box on page 2 to make an election (1) to have all of your shares of Local common stock converted into the right to receive shares of IBC common stock (a Stock Election), OR (2) to have all of your shares of Local common stock converted into the right to receive cash (a Cash Election), OR (3) to have the indicated number of your shares of Local common stock converted into the right to receive shares of IBC common stock and the remainder of your shares converted into the right to receive cash (a Mixed Election) OR (4) to indicate that you make no election. If the NON-ELECTION box is checked, you will receive either stock or cash or a combination of stock and cash pursuant to the allocation procedures set forth in the Merger Agreement.

      The Merger Agreement generally provides that 25% of the outstanding shares of Local common stock will be converted into IBC common stock and 75% of the outstanding shares of Local common stock will be converted into cash. The Merger Agreement contains allocation procedures to achieve this result. Accordingly, depending on the elections of other Local stockholders, the amount of cash and/or stock that you receive may differ from the amounts you elect to receive.

      To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your shares of Local common stock, at the address above prior to the Election Deadline.

ELECTION

      I hereby elect to receive the following as consideration for my shares of Local common stock: (check only one box)

☐ STOCK ELECTION—Each share of Local common stock converted into a number of shares of IBC common stock determined pursuant to the Merger Agreement (plus cash instead of any fractional shares).

☐ CASH ELECTION—Each share of Local common stock converted into an amount in cash (without interest) determined pursuant to the Merger Agreement.

☐ MIXED ELECTION—------- (insert number)	shares of Local common stock converted into shares of IBC common stock.
My remaining shares of Local common stock converted into an amount in cash (without interest) determined pursuant to the Merger Agreement.

     ☐ NON-ELECTION—I will be deemed to have made a NON-ELECTION if:

A.	no choice is indicated above;

B.	I fail to follow the instructions on this Election Form and Letter of Transmittal (including submission of my Local common stock certificates and related transmittal materials) or otherwise fail properly to make an election;

C.	a completed Election Form and Letter of Transmittal (including submission of my Local common certificates) is not actually received by the Exchange Agent by the Election Deadline; of

D.	I revoke my Election Form and Letter of Transmittal prior to the Election Deadline and do not submit a new properly executed Election Form and Letter of Transmittal prior to the Election Deadline.

   The undersigned represents that I (we) have full authority to surrender without restriction the certificates for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

   Complete ONLY if the new certificate and/or check is to be issued in a name that differs from the name on the surrendered certificates. Issue to:

Name:

(Please Print)

Address:

(Include Zip Code)

   (Please also complete Substitute Form W-9 on page 3 AND see instructions regarding signature guarantee.) See Instructions 8 and 9.

SPECIAL DELIVERY INSTRUCTIONS

   Complete ONLY if new certificate and/or check is to be mailed to an address other than the address reflected above. Mail to:

Name:

(Please Print)

Address:

(Include Zip Code)

   See Instruction 9.

      YOU MUST SIGN IN THE BOX BELOW:

*SIGNATURE(S) REQUIRED*

Signature(s) of Registered Holder(s) or Agent

   Must be signed by the registered holder(s) EXACTLY as names(s) appear(s) on stock certificates. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 7, 8 and 9.

Registered Holder

Registered Holder

Title, if any

Date:

     Phone No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

   Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a Signature Guarantee Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program, your signature(s) must be guaranteed by an Eligible Institution. See Instruction 8.

Authorized signature

Name of Firm

Address of Firm - Please Print

Also: Sign and provide your tax ID number on page 3 of this form.

IMPORTANT TAX INFORMATION

      Under federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (TIN) on the Substitute Form W-9 below. If the certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% federal income tax withholding on the payment of any cash. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on which TIN to give the Exchange Agent.

PAYER’S NAME:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part I — Taxpayer Identification Number — For all accounts, enter taxpayer identification number in box at right. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines.) Certify by signing and dating below. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which social security or employer identification number to give the payer	Social Security Number OR Employer Identification Number (If awaiting TIN write “Applied For”)

Part II — For Payees Exempt From Backup Withholding, see the enclosed Guidelines and complete as instructed therein.
Payer’s Request for Taxpayer Identification Number (“TIN”)

Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am awaiting for a number to be issued to me), and
(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certificate Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)
Signature	Date: , 2004

INSTRUCTIONS

(Please read carefully the instructions below)

      1. Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, or a facsimile thereof, properly completed and signed, together with the related Local common stock certificates, must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 p.m., New York City time, on                     , 2004. The Exchange Agent shall have reasonable discretion to determine whether any Election Form and Letter of Transmittal has been properly or timely received and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

      2. Revocation or Change of Election: Any Local stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is timely received and whether any such revocation or change has been properly made, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

      3. Surrender of Certificates: For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificates evidencing your shares and any required accompanying evidences of authority.

      4. Lost Certificates: If any certificates that a registered holder (or transferee) wants to surrender have been lost or destroyed, that fact should be indicated on the face of this Election Form and Letter of Transmittal, which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively replace such lost or destroyed certificates.

      5. Termination of Merger: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Local common stock. In such event, shares of Local common stock held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing shares of Local common stock held directly by Local stockholders will be returned by registered mail (with attendant delay). The Exchange Agent and IBC will use their commercially reasonable efforts to cooperate with Local and Local stockholders to facilitate return of Local stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of Local stockholders, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

      6. Method of Delivery: Your old certificates and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to IBC or Local. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective, and risk of loss and title to the shares represented by the certificates to be surrendered shall pass, only upon receipt. If the certificates are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

      7. New Certificate/ Check Issued in the Same Name: If the new certificate and/or check are to be issued in the same name as the surrendered certificates are registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificates are registered. Do not sign the certificates. Signature guarantees are not required if the certificates surrendered herewith (a) are submitted by the registered owner of such shares if such owner has not completed the section entitled “Special Issuance/ Payment Instructions” or (b) are for the account of an Eligible Institution, as defined below. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificates. If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

      8. New Certificate/ Check Issued in Different Name: If the section entitled “Special Issuance/ Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock power(s), in either case signed exactly as the name(s) of the registered owners appear on such certificates or stock power(s), with the signatures on the certificates or stock power(s) guaranteed by an Eligible Institution as provided herein.

      9. Special Issuance/ Payment and Delivery Instructions: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The stockholder is required to give the social security number or employer identification number of the record owner(s) of the shares. If Special Issuance/ Payment Instructions have been completed, the stockholder(s) named therein will be considered the record owner(s) for this purpose.